Exhibit 21

SUBSIDIARIES AND AFFILIATES

Company	Jurisdiction of Incorporation	Ownership Interest
Allied Friction Products Australia Pty Ltd.	Victoria, Australia	100%
Barber Brake Beam LLC	Delaware	100%
Barber Tian Rui LLC	China	50%
Barber Truck International, Inc.	Delaware	100%
Becorit GmbH	Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	China	85%
Cardinal Pumps & Exchangers, Inc.	Ohio	100%
CoFren S.r.l.	Italy	100%
Cofren S.A.S.	France	100%
Durox Company	Ohio	100%
Evand Pty Ltd.	West Australia, Australia	100%
FIP Pty Ltd.	Victoria, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	South Africa	70%
MotivePower, Inc.	Delaware	100%
MZT Hepos Polska Sp. Zo.o	Poland	100%
Pioneer Friction Limited	West Bengal, India	100%
Poli MZT ad Skopje	Macedonia	87%
Poli S.r.l.	Italy	100%
RFPC Holding Corporation	Delaware	100%
Railroad Friction Products Corporation	Delaware	100%
Ricon Corp.	California	100%
Ricon Acquisition Corp.	Georgia	100%
Ricon Europe GmbH	Germany	100%
SCT Europe Ltd.	United Kingdom	100%
SCT Technology LLC	Delaware	100%
SanCasT, Inc.	Delaware	100%
Schaefer Equipment, Inc.	Ohio	100%
Shenyang CNR Wabtec Railway Brake Technology Company, Ltd.	China	50%
Standard Car Truck Company	Delaware	100%
Standard Car Truck-Asia, Inc.	Delaware	100%
Standard Car Truck of Canada, Inc.	Canada	100%
Standard Research & Design Corporation	Delaware	100%
Unifin Alberta GP ULC	Canada	100%
Unifin Alberta LP ULC	Canada	100%
Unifin International LP	Canada	100%
Vapor Europe S.r.l.	Italy	100%
Vapor Ricon Europe Ltd.	United Kingdom	100%
Vastbond Limited	Cyprus	100%
Wabtec Corporation	New York	100%
Wabtec Australia Pty. Limited	Capital Territory, Australia	100%
Wabtec Brasil Fabricacoa Manutencao de Equipamentos Ferroviaros Ltda	Brazil	100%
Wabtec Canada, Inc.	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong	100%
Wabtec de Mexico, S. de R.L. de C.V.	Mexico	100%
Wabtec Distribution Company	Delaware	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Wabtec Holding Corp.	Delaware	100%
Wabtec Golden Bridge Transportation Technology (Hangzhou) Company Ltd.	China	51%
Wabtec International, Inc.	Delaware	100%
Wabtec Investments Limited LLC	Delaware	100%
Wabtec Rail Limited	United Kingdom	100%
Wabtec Railway Electronics Corporation	Nova Scotia	100%
Wabtec Railway Products India Private Ltd.	West Bengal, India	100%
Wabtec Servicios Administrativos, S.A. de C.V.	Mexico	100%
Wabtec South Africa Proprietary Limited	South Africa	70%
Westinghouse Railway Holdings (Canada) Inc.	Ontario, Canada	100%
Young Touchstone Company	Wisconsin	100%